UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3401 Mallory Lane, Suite 100 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BACK	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Financing Transactions

On April 10, 2024, IMAC Holdings, Inc. (the “Company”) entered into a series of transactions including the exchange of the Company’s outstanding Series B-1 Convertible Preferred Stock, par value $0.001 per share (the “Series B-1 Preferred Stock”) and Series B-2 Convertible Preferred Stock, par value $0.001 per share (the “Series B-2 Preferred Stock” and, collectively with the Series B-1 Preferred Stock, the “Series B Preferred Stock”), for new preferred stock, the exchange of the Company’s outstanding warrants (the “Existing Warrants”) for new warrants, and the sale of new preferred stock and warrants, as described below. All such transactions were consummated on April 11, 2024.

Exchange

On April 10, 2024, the Company entered into an exchange agreement (each, an “Exchange Agreement”) with holders of Series B Preferred Stock, pursuant to which the holders would exchange (i) 4,550 shares of Series B Preferred Stock, with a conversion price of $1.84, for 4,750 shares of Series C-1 Convertible Preferred Stock, par value $0.001 per share, of the Company (the “Series C-1 Preferred Stock”), with a conversion price of $2.561 and (ii) their Existing Warrants, with an exercise price of $1.84, for new warrants, with an exercise price of $2.561, (the “Exchange Warrants” and, together with the Series C-1 Convertible Preferred Stock, the “Exchange Securities”), on a one-for-one basis. Such exchanges were made without any additional consideration having been paid by the Holders. All of the outstanding shares of Series B Preferred Stock and all outstanding Existing Warrants were terminated upon the exchange. Such exchanges are referred to as the “Exchange”). See “Series C Preferred Stock” and “Exchange Warrants” below for additional descriptions of the Series C Preferred Stock and Exchange Warrants.

PIPE Financing

On April 10, 2024, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell, and the Investors agreed to purchase, 1,276 shares of Series C-2 convertible preferred stock, par value $0.001 per share (“Series C-2 Preferred Stock” and, collectively with the Series C-1 Preferred Stock the “Series C Preferred Stock”) and warrants (the “PIPE Warrants” and, together with the Exchange Warrants, the “Warrants”, and, together with the Series C-2 Preferred Stock and the Placement Agent Warrants (as defined below), the “PIPE Securities”), for aggregate cash proceeds (after giving effect to the Settlement and Release payment (as discussed in “Settlement and Release” below) of $900,000. Such investment is referred to as the “PIPE Financing” and, together with the Exchange, as the “Transactions.” The Securities Purchase Agreement, the Exchange Agreement, the Series C Certificates of Designations (as defined below), the Exchange Warrants, the PIPE Warrants and the Settlement and Release Agreement (as defined below) are collectively referred to as the “Transaction Documents.” Joseph Gunnar & Co., LLC (the “Placement Agent”) acted as the sole placement agent for the PIPE Financing. As part of the consideration received for the PIPE Financing, the Placement Agent received warrants (the “Placement Agent Warrants”), as described below.

Series C Preferred Stock

The following is a description of the principal terms of the Series C Preferred Stock, which are set forth in a Certificate of Designation of Rights and Preferences of the Series C-1 Convertible Preferred Stock (the “Series C-1 Certificate of Designations”) and a Certificate of Designation of Rights and Preferences of the Series C-2 Convertible Preferred Stock (the “Series C-2 Certificate of Designations” and together with the Series C-1 Certificate of Designations, the “Series C Certificates of Designations”). The rights and preferences of the Series C-1 Preferred Stock and the Series C-2 Convertible Stock are identical in all material respects; however, the Series C-1 Convertible Preferred Stock was issued in exchange for Series B Preferred Stock without the payment of any additional consideration and, for the purpose of Rule 144 of the Securities Act of 1933, as amended (the “Act”), ownership of the Series C-1 Preferred Stock shall tack back to December 20, 2024.

Authorized; Stated Value. Pursuant to the Series C-1 Certificate of Designations, the Company authorized 4,750 shares of Series C-1 Preferred Stock and pursuant to the Series C-2 Certificate of Designations, the Company authorized 5,376 shares of Series C-2 Preferred Stock. Each share of Series C-2 Preferred Stock has a stated value of $1,000 (subject to increase upon any capitalization of dividends – See “Series C Preferred Stock - Dividends” below).

Ranking. The Series C Preferred Stock, with respect to the payment of dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company, ranks senior to all capital stock of the Company unless the Required Holders (as defined in the Securities Purchase Agreement) consent to the creation of other capital stock of the Company that is senior or equal in rank to the Series C Preferred Stock.

Liquidation Preference. In the event of a Liquidation Event, as defined in the certificates of designations for the Series C-1 Preferred Stock and the Series C-2 Preferred Stock, the holders thereof shall be entitled to receive payment in an amount per share equal to the greater of (A) 110% of the sum of the stated value of the share plus any amount owed to the holder by the Company in connection with the share, including all declared and unpaid dividends thereon, on the date of such payment and (B) the amount per share such holders would receive if such shares had been converted into Common Stock immediately prior to the date of such payment; provided, however that if the funds available for such payment to the holders of Series C-1 Preferred Stock, the Series C-2 Preferred Stock, and any other capital stock of the Company ranking on par with them for liquidation purposes, are insufficient, all such holders shall be paid proportionally to their holdings out of available funds.

Dividends. Dividends on the Series C Preferred Stock equal to 10% per annum (subject to adjustment) will begin to accrue upon issuance and, subject to the satisfaction of certain customary equity conditions, will be payable in shares of Common Stock, provided, however, that the Company may elect to capitalize dividends in lieu of issuing shares of Common Stock by increasing the stated value of each applicable share of Series C Preferred Stock. If the Company fails to properly satisfy such equity conditions, such dividends will be capitalized for each holder of Series C Preferred Stock (unless such holder waives such failure in order to receive shares of Common Stock as payment for such dividend). Notwithstanding the foregoing, unless the Company obtains the Stockholder Approval (see “Stockholder Approval” below), all dividends shall be capitalized dividends.

Conversion Rights

Conversion at Option of Holder. Each holder of Series C Preferred Stock may convert all, or any part, of their outstanding Series C Preferred Stock, at any time at such holder’s option, into shares of Common Stock (which converted shares of Common Stock are referred to as “Conversion Shares” herein) based on the fixed “Conversion Price” of $2.561.

Adjustments to Conversion Price. The Conversion Price is subject to proportional adjustment upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the Series C Preferred Stock does not initially have antidilution protection for issuances below the conversion price then in effect in subsequent placements, if the Company obtains the Stockholder Approval (see “Stockholder Approval” below), thereafter the Series C Preferred Stock shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed conversion price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Mandatory Conversion. If the closing price of the Common Stock on the principal trading market, if any, in which the shares of Common Stock then trade (the “Principal Market”), equals at least 300% of the Conversion Price for twenty (20 consecutive trading days and no Equity Conditions Failure exists, the Company may require each holder of Series C Preferred Stock, on a pro rata basis among all such holders, to convert all, or any number, of the shares of Series C Preferred Stock based on the then-current Conversion Price.

Alternate Conversion Upon a Triggering Event. Solely if the Company has obtained the Stockholder Approval (see “Stockholder Approval” below), following the occurrence and during the continuance of a Triggering Event (as defined in the Series C Certificates of Designations), each holder may alternatively elect to convert the Series C Preferred Stock at the “Alternate Conversion Price” equal to the lesser of (A) the Conversion Price, and (B) the greater of (x) the floor price of $0.5122, and (y) 80% of the volume weighted average price of the Common Stock during the 5 consecutive trading days immediately prior to such conversion.

Limitation on Beneficial Ownership. No conversion shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such conversion.

Company Redemption. At any time the Company shall have the right to redeem in cash all, but not less than all, the shares of Series C Preferred Stock then outstanding at the greater of (x) 110% of the amount of shares being redeemed, and (y) the equity value of the Common Stock underlying the Series C Preferred Stock. The equity value of the Common Stock underlying the Series C Preferred Stock is calculated using the greatest closing sale price of the Common Stock on any trading day immediately preceding the date the Company notifies the holders of its election to redeem and the date the Company makes the entire payment required.

Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series C Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series C Preferred Stock held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Change of Control Exchange. Upon a change of control of the Company, each holder may require us to exchange the holder’s shares of Series C Preferred Stock for consideration equal to the change of Control Election Price (as defined in the Series C Certificate of Designations), to be satisfied at the Company’s election in either (x) cash or (y) rights convertible into such securities or other assets to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon consummation of such corporate event.

Fundamental Transactions. The Series C Certificates of Designations prohibit us from entering specified fundamental transactions (including, without limitation, mergers, business combinations and similar transactions) unless the Company (or its successor) assumes in writing all of the Company’s obligations under the Series C Certificate of Designations and the other Transaction Documents.

Voting Rights. The holders of the Series C Preferred Stock have no voting power and no right to vote on any matter at any time, either as a separate series or class or together with any other series or class of share of capital stock, and shall not be entitled to call a meeting of such holders for any purpose nor shall they be entitled to participate in any meeting of the holders of Common Stock, except as provided in the Series C Certificates of Designations (or as otherwise required by applicable law).

Covenants. The Series C Certificates of Designations contain a variety of obligations on the part of the Company not to engage in specified activities, which are typical for transactions of this type. In particular, the Company will not, and will cause its subsidiaries to not, redeem, repurchase or declare any dividend or distribution on any of its capital stock (other than as required under the Series C Certificates of Designations). In addition, the Company will not issue any preferred stock or issue any other securities that would cause a breach or default under the Series C Certificates of Designations or the Warrants.

Reservation Requirements. So long as any Series C Preferred Stock remains outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series C Preferred Stock then outstanding.

Exchange Warrants

Without regard to any limitations on exercise of the Exchange Warrants, all of the Exchange Warrants, collectively, are initially exercisable into 2,075,704 shares of Common Stock. The Exchange Warrants have an exercise price of $2.561 per share, subject to customary adjustments, will become exercisable on October 12, 2024 (the “Initial Exercise Date”) and expire on October 12, 2029.

Stock Splits; Adjustments. The exercise price and share number of the Exchange Warrants are subject to proportional adjustments upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions Although the Exchange Warrants do not initially have antidilution protection for issuances below the exercise price then in effect in subsequent placements, if the Company obtains the requisite stockholder approval, thereafter the Exchange Warrants shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Cashless Exercise. If at the time of exercise of the Exchange Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the Exchange Warrants, such Exchange Warrants may be exercised on a cashless basis pursuant to their terms.

Limitation on Beneficial Ownership. No exercise shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99% or 9.99% (as elected by a holder) of the outstanding shares of Common Stock immediately after giving effect to such exercise.

PIPE Warrants

Without regard to any limitations on exercise of the PIPE Warrants, all of the PIPE Warrants, collectively, are initially exercisable into 498,243 shares of Common Stock. The PIPE Warrants have an exercise price of $2.561 per share, subject to customary adjustments, will become exercisable on October 12, 2024, and expire on October 12, 2029.

Stock Splits; Adjustments. The exercise price and share number of the PIPE Warrants are subject to proportional adjustments upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Although the PIPE Warrants do not initially have antidilution protection for issuances below the exercise price then in effect in subsequent placements, if the Company obtains the requisite stockholder approval, thereafter the PIPE Warrants shall have full ratchet antidilution protection. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Cashless Exercise. If at the time of exercise of the PIPE Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the PIPE Warrants, such PIPE Warrants may be exercised on a cashless basis pursuant to their terms.

Placement Agent Warrants

Without regard to any limitations on exercise of the Placement Agent Warrants, all of the Placement Agent Warrants, collectively, are initially exercisable into 49,824 shares of Common Stock. The Placement Agent Warrants have an exercise price of $2.561 per share, subject to customary adjustments, will become exercisable on October 12, 2024, and expire on October 12, 2029.

Stock Splits. The exercise price and share number of the Placement Agent Warrants are subject to proportional adjustments upon the occurrence of any stock split, stock dividend, stock combination and/or similar transactions. Subject to the rules and regulations of the Principal Market, the Company may, at any time, with the written consent of the Required Holders, lower the fixed exercise price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

Cashless Exercise. If at the time of exercise of the Placement Agent Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the Placement Agent Warrants, such Placement Agent Warrants may be exercised on a cashless basis pursuant to their terms.

Stockholder Approval

The Company has agreed with the Investors to seek the approval of the Company’s stockholders to the issuance of all of the securities issuable pursuant to the Series C Preferred Stock and the Warrants in compliance with the rules and regulations of the Nasdaq Capital Market (the “Stockholder Approval”), which, if obtained, would permit the issuance of more than 20% of the outstanding capital stock of the Company at a price less than $0.561, by no later than July 31, 2024. If the Company fails to obtain the Stockholder Approval, the Company has agreed to cause an additional meeting to be held to seek Stockholder Approval on or prior to October 31, 2024 and, if not obtained, semi-annually thereafter.

Registration Rights Agreement

The Investors will also be granted certain customary registration rights in connection with respect to the shares of Common Stock underlying the Series C Preferred Stock and the Warrants, pursuant to a registration rights agreement dated as of April 10, 2024 (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement to register the shares of Common Stock underlying the Series C Preferred Stock and the Warrants within forty-five (45) days after the filing date of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Filing Deadline”) and to have such registration statement effective no later than the earlier of (A) the 90th calendar day (or the 120th calendar day if subject to a full review by the Securities and Exchange Commission (the “SEC”) after the earlier of (x) the Filing Deadline and (y) the date such initial Registration Statement is filed with the SEC and (B) the second Business Day(as defined in the registration rights Agreement) after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

Settlement and Release Agreements

In connection with the Transactions, each holder of Series B-1 Preferred Stock entered into a Settlement and Release Agreement (each, a “Settlement and Release Agreement”) with the Company, pursuant to which the Company agreed to pay to each such holder a cash amount equal to the damages claimed to have been suffered by such holder upon the attempted conversion and then unwinding of such conversion of shares of such holders Series B-1 Preferred Stock, in exchanged for a release by the holder in favor of the Company of all claims related to such unwinding. All amounts paid pursuant to the Settlement and Release Agreements were reinvested, in full, into the Company pursuant to the Securities Purchase Agreement.

The foregoing description of the Exchange and the PIPE Financing does not purport to be complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Exchange Agreement, the Securities Purchase Agreement, the Series C-1 Certificate of Designation, the Series C-2 Certificate of Designation, the form of Exchange Warrant, the form of PIPE Warrant, the form of Placement Agent Warrant, the Registration Rights Agreement, and the Settlement and Release Agreement, filed herewith as Exhibits 10.1, 10.2, 3.1.1, 3.1.2, 4.1, 4.2, 4.3, 10.3, and 10.4, respectively.

Loan

On April 11, 2024, the Company entered into a credit agreement (the “Theralink Credit Agreement”) with Theralink Technologies, Inc. (“Theralink”), pursuant to which Theralink may borrow from the Company up to $1,000,000 (the “Term Loans”), with an initial borrowing of $350,000 made on April 12, 2024. The Term Loans have a maturity date of October 12, 2024 and bear interest at 9% per annum for interest to be paid in cash and 11% per annum for any portion of the accrued interest that is paid in kind, which “PIK Interest” will be added to the then-outstanding principal amount of the Term Loans. The Term Loans are secured by a first priority interest, subject to permitted liens in accordance with the Theralink Credit Agreement, in the assets of Theralink and its subsidiaries pursuant to a Security and Pledge Agreement dated April 12, 2024 made by Theralink and each of its subsidiaries party thereto as Grantors, in favor of the Company (the “Security and Pledge Agreement”).

The foregoing descriptions of the Theralink Credit Agreement and the Security and Pledge Agreement do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the Theralink Credit Agreement and the Security and Pledge Agreement, filed herewith as Exhibits 10.5 and 10.6.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety. The Exchange Securities were offered and sold pursuant to Section 3(a)(9) of the Securities Act. The PIPE Securities were offered and sold pursuant to Section 4(a)(2) of the Act and Rule 506(b) of Regulation D promulgated thereunder.

The securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the securities described herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1.1	Certificate of Designations of Series C-1 Convertible Preferred Stock.
3.1.2	Certificate of Designations of Series C-2 Convertible Preferred Stock.
4.1	Form of Exchange Warrant.
4.2	Form of PIPE Warrant.
4.3	Form of Placement Agent Warrant.
10.1	Form of Exchange Agreement dated as of April 10, 2024 with schedule of signatories.
10.2	Securities Purchase Agreement dated as of April 10, 2024, by and among IMAC Holdings, Inc. and the Investors signatory thereto.
10.3	Registration Rights Agreement dated as of April 10, 2024, by and among IMAC Holdings, Inc. and the Investors signatory thereto.
10.4	Form of Settlement and Release Agreement dated as of April 10, 2024 with schedule of signatories.
10.5	Credit Agreement dated as of April 11, 2024 between IMAC Holdings, Inc. and Theralink Technologies, Inc.
10.6	Security and Pledge Agreement dated as of April 12, 2024 made by Theralink Technologies, Inc. and each of its subsidiaries party thereto as Grantors, in favor of IMAC Holdings, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2024

IMAC HOLDINGS, INC.

	By:	/s/ Jeffrey S. Ervin
	Name:	Jeffrey S. Ervin
	Title:	Chief Executive Officer